EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CrowdStrike Holdings, Inc. of our report dated April 17, 2019 relating to the financial statements, which appears in CrowdStrike Holdings, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-231461).

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 12, 2019